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                                                                   EXHIBIT 99(b)

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

Avista Corporation
Avista Energy, Inc.                                      Docket No. EL02-115-000
Portland General Electric Company
Enron Power Marketing Inc.

             ORDER OF CHIEF JUDGE GRANTING RECONSIDERATION, DENYING
                  MOTION FOR LEAVE TO TAKE INTERLOCUTORY APPEAL
                   AS MOOT, AND CANCELLING PROCEDURAL SCHEDULE

                             (Issued July 24, 2003)

1. On July 10, 2003, the Commission trial staff filed a motion for reconsideration of the Chief Judge's June 25, 2003, order denying the request to certify a contested settlement in this proceeding. On the same date Avista Corporation and Avista Energy, Inc.'s (Avista) filed a motion for leave to take an interlocutory appeal of the Chief Judge's June 25, 2003 order. On July 17, 2003, Avista filed an answer supporting the Commission trial staff's motion for reconsideration. It is noted that answers to requests for rehearings/reconsideration are not permitted under the Commission's Rules of Practice and Procedure (Rule 213(a) (2)).

2. On June 25, 2003, the Chief Judge issued an order denying the Commission trial staff's and Avista's request to certify a contested settlement to the Commission and reinstating hearing procedures (103 FERC P 63,058). That denial was based upon his finding that at that point in time there were unresolved genuine issues of material fact. The Chief Judge found that there was a dispute between the parties over the definition of the Enron practices of ricochet, get shorty, and counterflow revenues from cut schedules in real time that would be applied to the facts in this case. The Chief Judge was concerned whether the allegations of wrongdoing raised by the City of Tacoma, Washington (Tacoma), based on transcripts of telephone conversations set forth by Tacoma witness Movish, were contrary to the conclusions reached by the trial staff in its investigation raised unresolved issues of material fact. The Chief Judge also had questions regarding whether Avista facilitated the circumvention of prohibitions on affiliate sales. The Chief Judge was troubled by the allegations of Tacoma and the California Parties (the People of the State of California, ex rel. Bill Lockyer, Attorney General, the California Public Utilities Commission, and the California Electricity Oversight Board) that they were not permitted to participate in the

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Docket No. EL02-115-000                                                        2

settlement discussions, that they were not notified of meetings between the trial staff and Avista, and that they were not given an opportunity to review materials examined or to comment.

3. Later on the same date the Commission issued orders to show cause in American Electric Power Service Corporation, et al. (103 FERC P 61,345), and in Enron Power Marketing, Inc., 103 FERC P 61,346, in which it provided clarification and clear definitions of the gaming practices which are in dispute in this proceeding as indicated above. There is no question concerning the fact that the issues in those cases are identical with the issues addressed in this proceeding and that the definitions would directly cover the allegations concerning Avista here. These orders dispose of the dispute in this proceeding regarding the definition of ricochet transactions, get shorty, and deathstar.

4. The Commission trial staff in its motion for reconsideration pointed out that the dispute over definitions of ricochet, get shorty, and cournterflow revenues from cut schedules in real time were resolved by the Commission in the show cause orders referred to above. The trial staff in its motion for reconsideration demonstrated that it had used the exact definitions in conducting its investigation and that its investigation complied in every respect with the definitions set forth in the Commission's show cause orders. The trial staff's motion for reconsideration established, through citations and references to data obtained from Avista in discovery, that other than broker-arranged transactions (in which the counterparties are unknown to each other until the deal is consummated), the only affiliated entities for which Avista served as an intermediary during 2000 and 2001 are Enron Power Marketing, Inc. (Enron) and Portland General Electric Company (PGE), and that during the entire period Avista in its motion for leave to take interlocutory appeal pointed out that it did not facilitate the contravention of any affiliate transaction bar between PGE and Enron in the relevant transactions because no such bar existed. Avista further pointed out that in a December 28, 1998, Commission letter order accepting Enron's market-based rate schedule and Code of conduct, Enron was given authority to sell power to PGE. In addition, the Commission trial staff investigation found that with respect to Avista, all but one of the more than 200 transactions in which Avista served as a sleeve between affiliated companies during 2000 and 2001, were arranged by brokers without the knowledge or direct involvement of the affiliated parties.

5. The trial staff's motion for reconsideration set forth the fact that the Chief Judge had been mislead concerning the City of Tacoma's and the California Parties' assertion that they were never given notice nor permitted to participate in settlement discussions. The trial staff enumerated the notices given for every meeting and the opportunity for the City of Tacoma and the California Parties to participate.

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Docket No. EL02-115-000                                                        3

6. With regard to the Chief Judge's concerns about contrary conclusions between Tacoma's Witness Movish in his affidavit and the Commission trial staff's conclusion reached in its investigation, both Avista in its motion for interlocutory appeal, and the trial staff in its motion for reconsideration point out that the transcripts cited by Mr. Movish are the same transcripts referenced by the Commission in its August 13, 2002 (100 FERC P 61,187), order setting this case for hearing. The Commission trial staff and Avista point out that Avista's response to the August 13, 2003, order offered extensive review of the transcripts and associated transactions. Further, the trial staff conducted an extensive review of the involved transactions, including a review of documents, correspondence, accounting records, internal reports, transaction logs, and a review of the actual tapes and found that no executive or employee of Avista engaged in or knowingly facilitated any of the Enron trading strategies. A description of the Commission trial staff's investigation was provided under oath by a trial staff witness at a prehearing conference held on May 20, 2003. Tacoma and the California parties were permitted to question the trial staff's witness. The Chief Judge is convinced that there is no longer any question of material fact concerning the transcripts of the tapes relied upon by Mr. Movish.

7. In view of the foregoing and the record to date in this proceeding and a review of all comments and reply comments on the settlement filed in this proceeding, the Chief Judge hereby finds that there are no unresolved issues of material fact and that the record is sufficient for the Commission to make a determination on the merits of the settlement involved herein. The Chief Judge hereby grants the Commission trial staff's motion for reconsideration of his June 25, 2003, order and will certify the settlement reached by the Commission trial staff and Avista to the Commission for its consideration.

8. In reaching his conclusion herein, the Chief Judge considered the extensive and convincing motion of Avista for leave to take an interlocutory appeal of his June 25, 2003, order. However, the motion is hereby denied as being moot in view of the granting of the trial staff's motion for reconsideration.

9. The current procedural scheduled established in this case, including the hearing scheduled to convene on October 27, 2003 is cancelled.

                                                  Curtis L. Wagner, Jr.
                                                  Chief Administrative Law Judge